Homeland Holding Corporation
                         1996 Stock Option Plan

            1. Purpose. This Homeland Holding Corporation 1996 Stock Option Plan ("Plan") is intended as to encourage stock ownership by the officers and the employees of Homeland Holding Corporation ("Holding") and its subsidiaries in order to increase their proprietary interest in the success of Homeland Holding Corporation. The term "Homeland" means Holding and its subsidiaries.

            2. Administration. The Plan shall be administered by the Board of Directors of Holding ("Board") or, if the Board decides that the Plan should be so administered, by a committee ("Committee") of at least two (2) members of the Board appointed by the Board. Upon the appointment of a Committee, the Board of Directors shall cease to administer the Plan and the Committee shall administer the Plan.

           The Board or, if there is a Committee, the Committee shall determine the persons who may participate in the Plan and, subject to the provisions of the Plan, the extent, the terms and the conditions of their participation.

           The interpretation and the construction by the Board or, if there is a Committee, the Committee of any provision of the Plan or any option granted under the Plan and any determination by the Board or, if there is a Committee, the Committee pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board or the Committee, if any, shall be liable for any action or any determination taken or made in good faith and the members of the Board and the Committee, if any, shall be entitled to indemnification and advancement of expenses as provided in the Bylaws of Holding.

            3. Stock. The capital stock subject to options under the Plan shall be authorized but unissued shares of Common Stock, par value $0.01 per share ("Common Stock"), of Holding, subject to adjustment in accordance with the Plan. Subject to adjustment in accordance with the Plan, the total number of shares of Common Stock on which options may be granted under the Plan may not exceed, in the aggregate, 263,158 shares. If any option outstanding under the Plan expires or terminates for any reason prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock covered by the unexercised portion of such option may again be subject to an option under the Plan.

            4. Terms and Conditions of Stock Options. Options which are granted under the Plan shall be "non-qualified options." Options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended may not be granted under the Plan.

           All of the options granted under the Plan shall comply with, and be subject to the following provisions:

                4.1. Eligibility. The individuals who are eligible to receive options under the Plan are the officers and the employees of Homeland.

               4.2. Option Price. The option price for each option shall be not less than the fair market value as determined in accordance with Section 5.

                4.3. Term of Option. Any option granted under the Plan shall expire and terminate on, and shall not be exercisable after, the earliest of (a) ten (10) years from the date the option is granted; (b) termination of the optionee's employment for cause; and (c) forty-five (45) days after termination of the employment of an optionee other than for cause.

               Termination of employment for cause means termination due to (a) any act of moral turpitude by an officer or an employee which has or may have an adverse effect on Homeland or its business, including, without limitation, commission of a felony;
     (b) disloyalty to Homeland; (c) the failure or inability of an officer or an employee to perform the duties assigned to the officer or the employee as determined by Holding; or (d) a material breach by an officer or an employee of the terms of his or her employment.

                4.4. Medium and Time of Payment. The Board or, if there is a Committee, the Committee shall determine the medium and the time of payment of the exercise price of each option granted under the Plan. Unless the Board or the Committee otherwise determines, the exercise price shall be paid in cash at the time at which the option is exercised.

                If so determined by the Board or the Committee, the exercise price may (a) be paid in cash; (b) be paid by transferring to Holding shares of Common Stock equal in value (as determined by the Board or, if there is a Committee, the Committee) to the exercise price; or (c) be paid in cash in an amount equal to the par value of the shares of Common Stock with a binding obligation to pay the balance of the exercise price on terms and subject to conditions determined by the Board or, if there is a Committee, by the Committee. The Board or, if there is a Committee, may at the time that it grants an option, in its sole discretion, grant an optionee the right to convert an unexercised option to a cash payment equal to the difference between the exercise price and the fair market value of the shares of Common Stock covered thereby on the date of conversion (as determined in accordance with Section
     5).

                4.5. Written Agreement. Each option shall be evidenced by a written agreement, which shall state, inter alia, the total number of shares of Common Stock covered thereby.

                4.6. Date of Exercise. The date on which options are exercisable shall be determined by the Board or, if there is a Committee, by the Committee. Unless the Board or the Committee otherwise determines, each option shall become exercisable at a rate equal to 20% of the number of shares covered thereby on the first anniversary, 20% of the number of shares covered thereby on the second anniversary, 20% of the number of shares covered thereby on the third anniversary, 20% of the number of shares covered thereby on the fourth anniversary and 20% of the number of shares
     covered thereby on the fifth anniversary.   After becoming
     exercisable, an option may be exercised at any time and from time to time in whole or in part until expiration or termination of the option.

                If there is a change in control of Holding, all options granted under this Plan shall be immediately exercisable and each optionee shall have the right to exercise the optionee's option at any time prior to the expiration of the option.

                The term "change of control" means (a) the earliest date a new shareholder or related group of new shareholders acquires beneficial ownership of 30% or more of the then issued and outstanding Common Stock, (b) the date on which Holding ceases to own all of the issued and outstanding capital stock of Homeland Stores, Inc. or (c) the date on which Holding or Homeland Stores, Inc. disposes of 50% or more of its assets.

               4.7. Adjustments. The Board or, if there is a Committee, the Committee may adjust the number and kind of shares covered by each outstanding option and the price per share thereof for each outstanding option as the Board or the Committee, as the case may be, determines, in its sole discretion and good faith, is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Homeland; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to any of the foregoing events.

                The Board or, if there is a Committee, the Committee may adjust the number or kind of shares on which options may be granted to persons participating under the Plan as the Board or, if there is a Committee, the Committee, as the case may be, determines, in its sole discretion and in good faith, is appropriate to reflect any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Homeland.

               No fractional shares shall be issued upon any exercise of an option following an adjustment and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

                 4.8. Assignability. No option is assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

                4.9. Optionee's Agreement. If, at the time of the exercise of any option, it is necessary, appropriate or advisable, in order to comply with any applicable laws or regulations relating to the sale of securities, that an optionee exercising an option agree that the optionee will purchase the shares of Common Stock covered by the option for investment and not with any present intention to resell those shares or make other agreements, the optionee will execute and deliver to Holding an agreement in form and substance requested by Holding.

                4.10. Rights as a Shareholder. An optionee has no rights as a shareholder with respect to shares covered by an option until the date of the issuance of the shares of Common Stock to the optionee and only after such shares are fully paid.

                4.11.    Other Provisions.   The written agreements
     required under the Plan may contain such other terms and conditions as the Board or, if there is a Committee, the Committee deems appropriate or advisable.

          5. Fair Market Value. Fair market value shall be determined by the Board or, if there is a Committee, the Committee as provided in this Section 5.

          The term "fair market value" shall mean (a), if the shares are listed on a national securities exchange, the closing price on the date on which the fair market value is to be determined or, if none of the shares were traded on that date, on the immediately preceding date on which shares were traded; (b), if the shares are quoted on an inter-dealer quotation system, the closing "asked" price on the date on which fair market value is to be determined or, if such closing "asked" price is not available, the last sales price on such date or, if no shares were traded on such date, on the immediately preceding date on which shares were traded; or (c), if the shares are not listed on a national securities exchange or quoted on an inter-dealer quotation system, the value determined by the Board or the Committee, as the case may be, taking into account such factors reflecting value as they deem appropriate.

            6. Term of Plan. No stock option shall be granted pursuant to the Plan after December 9, 2006.

            7.   Amendments.   The Board may from time to time amend,
suspend, or discontinue the Plan or amend any option granted thereunder; provided, however, no such action of the Board may, without approval of the shareholders, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan and no amendment may, without the consent of the optionee, affect any then outstanding options or unexercised portions thereof.

           8. No Obligation to Exercise Option. The granting of an option does not impose any obligation upon the optionee to exercise the option.



                     Form of  Stock Option Agreement

                      Homeland Holding Corporation
                         Stock Option Agreement
                      (Non-Qualified Stock Option)

           This Stock Option Agreement ("Agreement") is made this
day  of            , 199  , by and between Homeland Holding Corporation,
a Delaware corporation ("Holding"), and
                                        ,  an officer and/or an employee
of Holding or a subsidiary thereof ("Holder").

          In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Holding and the Holder agree as follows:

          1. Grant of Stock Option. Holding hereby grants to the Holder the right and option ("Option") to purchase an aggregate of shares of Common Stock, par value $0.01 per share ("Common Stock"), of Holding on the terms and subject to the conditions set forth in the Homeland Holding Corporation 1996 Stock Option Plan ("Plan"), which is incorporated by reference in this Agreement, and in this Agreement.

           2.   Purchase Price.  The purchase price of the shares of
Common Stock subject to the Option shall be $     per share.

           3. Option Vesting Schedule. The Option shall be exercisable as follows:

          Number of Shares         First Date of Exercise






          Such shares may be purchased either in whole or in part at any time and from time to time on or after the First Date of Exercise and prior to the Expiration Date, as defined below. The First Date of Exercise will be accelerated as provided in Section 4.6 of the Plan.

           The Board of Directors of Holding ("Board") or, if there is a Stock Option Committee ("Committee"), the Committee may accelerate the vesting of the Option, subject to the limitations contained in the Plan.

           4. Term of Option. The Option shall expire and terminate on the earliest of (a) ten (10) years from the date the Option is granted;
(b) termination of the Holder's employment for cause; and (c) forty-five
(45) days after the termination of the Holder's employment other than for cause ("Expiration Date").

          If the Holder dies or becomes disabled while in the employment or service of Holding or any subsidiary thereof or within the period of time after termination of employment or service during which the Holder is entitled to exercise the Option, the legal representative of the Holder shall have the right to exercise the Option during the period which the Holder is entitled to exercise the Option.

          The Holder shall have none of the rights of a shareholder with respect to the shares of Common Stock subject to the Option until the date of issuance of the shares to the Holder and only after such shares are fully paid.

           5. Nontransferability. The Option is not assignable or transferable by the Holder, other than by will or the laws of descent and distribution. During the life of Holder, the rights of the Holder under this Agreement may be exercised only by the Holder. Any attempted assignment or transfer, voluntarily or by operation of law, that is not permitted by this Section 5 shall be null and void and without effect.

           6. Adjustments. The Board or, if there is a Committee, the Committee may adjust the number and kind of shares covered by the Option and the price per share thereof as the Board or the Committee, as the case may be, determines, in its sole discretion and good faith, is equitably required to prevent dilution or enlargement of the rights of the Holder that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Holding; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to any of the foregoing events.

           7. Investment Intent. The Holder represents and agrees for the Holder and the Holder's legal representatives that any shares purchased under the Option will be acquired for investment only and not with a view to distribution.

           8. Exercise of Option. The Option may be exercised by delivering to the Secretary of Holding notice in writing (in form satisfactory to Holding) of the Holder's election to exercise the Option for a specified and permitted number of shares of Common Stock and by paying to Holding, in the form designated by the Board or, if there is a Committee, by the Committee, the purchase price for the shares of Common Stock for which the Option is being exercised.

           9. Governing Law; Interpretation. This Agreement shall be subject to, and governed by, the laws of the State of Oklahoma irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state. The Option is subject to the terms and conditions of the Plan, a copy of which may be examined during the business hours of Holding at its principal offices in Oklahoma City, Oklahoma. To the extent there is any conflict or inconsistency between the Plan and this Agreement, the Plan shall control. Any question of interpretation or construction of the Plan or this Agreement shall be determined by the Board or, if there is a Committee, the Committee and such determination shall be final and binding upon Holding and the Holder.

           10. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           IN WITNESS WHEREOF, Holding has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Holder has hereunto set the Holder's hand and seal, all on the day and year first above written.

                              Homeland Holding Corporation


                              By:
                              Name:
                              Title:



                              Name: